EXHIBIT 99.1

FOR RELEASE AT 2:00 P.M. (EST) FRIDAY, JULY 29, 2011

LP Reports Second Quarter 2011 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the second quarter of 2011, which included the following:

•	Total sales for the second quarter of $362 million were lower by 19% percent versus a year ago, primarily due to lower OSB prices.

•	U.S. housing starts decreased 4 percent from second quarter 2010 levels.

•	Loss from continuing operations of $33 million, or $0.25 per diluted share.

•	Adjusted EBITDA from continuing operations for the second quarter was a loss of $7 million compared to income of $75 million in the second quarter of 2010.

“Our results for this quarter reflect significantly lower OSB pricing and decreased volume of shipments in all product lines compared to the same quarter last year,” said Rick Frost, Chief Executive Officer. “Demand continues to be weak. Jobs, consumer confidence, inventory of vacant homes for sale and the overall state of the economy continue to have a downward pull on housing.”

SECOND QUARTER RESULTS

For the quarter ended June 30, 2011, LP reported net sales of $362 million, an decrease from $448 million in the second quarter of 2010. For the second quarter, the company reported an operating loss of $24 million as compared to income in the second quarter of 2010 of $49 million.

For the second quarter of 2011, LP reported a loss from continuing operations of $33 million, or $0.25 per diluted share, as compared to income from continuing operations of $24 million, or $0.17 per diluted share for the second quarter of 2010.

YEAR TO DATE RESULTS

For the six months ended June 30, 2011, LP reported net sales of $694 million, a decrease from $745 million in the first six months of 2010. For the first six months of 2011, the company reported an operating loss of $42 million as compared to income in the comparable period of 2010 of $26 million. Adjusted EBITDA from continuing operations for the first six months of 2011 was a positive $3 million compared to $78 million in the first six months of 2010.

For the first six months of 2011, LP reported a loss from continuing operations of $56 million, or $0.43 per diluted share, as compared to income of $1 million, or $0.01 per diluted share, for the first six months of 2010.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP’s OSB segment manufactures and distributes OSB structural panel products. LP is currently operating eight facilities and has indefinitely curtailed two other facilities due to market conditions. The OSB segment reported net sales for the second quarter of 2011 of $141 million, down 35 percent compared with $218 million of net sales in the second quarter of 2010. For the second quarter of 2011, the OSB segment reported an operating loss of $23 million compared with income of $48 million in the second quarter of 2010. For the second quarter, LP realized a decline of $71 million in adjusted EBITDA from continuing operations for this segment as compared to the second quarter of 2010. For the second quarter of 2011 as compared to the second quarter of 2010, sales volumes were down 4 percent with sales price decreasing by 36 percent. The decrease in sales price accounted for approximately a $71 million dollar decrease in both operating results and adjusted EBITDA from continuing operations.

SIDING SEGMENT

LP’s Siding segment consists of SmartSide siding as well as LP’s prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $119 million in the second quarter of 2011, a decrease of 9 percent from $131 million in the year-ago second quarter. For the second quarter of 2011, the Siding segment reported an operating income of $11 million compared to $22 million in the year-ago quarter. For the second quarter, LP reported $15 million in adjusted EBITDA from continuing operations, a decrease of $12 million as compared to the second quarter of 2010.

In the second quarter of 2011, sales decreased across all regions due to slowing retail sales and lower housing starts. Additionally, one of the siding mills in this segment also produces commodity OSB that showed a negative swing of about $4.0 million due to lower pricing.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP sales in the second quarter of 2011 totaled $54 million, a decrease of 4 percent from $56 million in the year-ago quarter. Operating losses decreased to $3 million for the second quarter of 2011 from $4 million for the second quarter of 2010. For the second quarter, LP realized an increase in adjusted EBITDA from continuing operations of $1 million for this segment as compared to the second quarter of 2010.

The improved operating results in the second quarter were driven by increased prices which were partially offset by higher raw material costs.

COMPANY OUTLOOK

“The U.S. economy remains in an unsettled state that requires companies to be extremely agile to respond to wide swings in demand,” Frost continued. “For housing, there is growing agreement that the timing and strength of the recovery will be determined by the change in the inventory of vacant homes for sale and household formations enabled by job recovery. I believe we will see an erratic recovery for the rest of 2011 and into next year,” Frost concluded.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP’s web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.

###

FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net sales	$362.4	$447.5	$694.1	$744.5

Income (loss) from operations	$(23.6)	$48.9	$(41.8)	$26.2

Income (loss) from continuing operations before taxes and equity in losses of unconsolidated affiliates	$(33.9)	$35.4	$(60.3)	$3.3

Income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating charges and credits, net	$(31.7)	$23.9	$(51.8)	$2.1

Income (loss) from continuing operations	$(32.9)	$23.6	$(55.8)	$1.1

Net income (loss) attributed to LP	$(35.5)	$22.3	$(58.5)	$(0.2)

Net income (loss) per share - basic	$(0.27)	$0.17	$(0.45)	$—

Net income (loss) per share - diluted	$(0.27)	$0.16	$(0.45)	$—

Average shares of stock outstanding - basic	131.4	128.5	131.3	127.2

Average shares of stock outstanding - diluted	131.4	139.8	131.3	138.2

Calculation of income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net:

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Income (loss) from continuing operations	$(32.9)	$23.6	$(55.8)	$1.1

(Gain) loss on sale or impairment of long-lived assets, net	2.5	(0.1)	8.0	1.2
Other operating credits and charges, net	(0.6)	0.6	(1.4)	0.5

	1.9	0.5	6.6	1.7

Benefit for income taxes on above items	(0.7)	(0.2)	(2.6)	(0.7)

	1.2	0.3	4.0	1.0

	$(31.7)	$23.9	$(51.8)	$2.1

Per share - basic	$(0.24)	$0.19	$(0.39)	$0.02
Per share - diluted	$(0.24)	$0.17	$(0.39)	$0.02

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net sales	$362.4	$447.5	$694.1	$744.5
Operating costs and expenses:
Cost of sales	336.3	346.3	631.3	614.3
Depreciation and amortization	20.2	22.4	41.6	42.8
Selling and administrative	27.6	29.4	56.4	59.5
(Gain) loss on sale or impairment of long-lived assets, net	2.5	(0.1)	8.0	1.2
Other operating credits and charges, net	(0.6)	0.6	(1.4)	0.5

Total operating costs and expenses	386.0	398.6	735.9	718.3

Income (loss) from operations	(23.6)	48.9	(41.8)	26.2

Non-operating income (expense):
Interest expense, net of capitalized interest	(14.4)	(17.7)	(28.4)	(34.5)
Investment income	3.5	4.3	7.5	10.2
Other non-operating items	0.6	(0.1)	2.4	1.4

Total non-operating expense	(10.3)	(13.5)	(18.5)	(22.9)

Income (loss) from continuing operations before taxes and equity in losses of unconsolidated affiliates	(33.9)	35.4	(60.3)	3.3
Provision (benefit) for income taxes	(8.4)	12.7	(15.2)	2.4
Equity in loss (income) of unconsolidated affiliates	7.4	(0.9)	10.7	(0.2)

Income (loss) from continuing operations	(32.9)	23.6	(55.8)	1.1

Loss from discontinued operations before taxes	(4.1)	(2.0)	(4.1)	(2.3)
Benefit for income taxes	(1.6)	(0.8)	(1.6)	(0.9)

Loss from discontinued operations	(2.5)	(1.2)	(2.5)	(1.4)

Net income (loss)	(35.4)	22.4	(58.3)	(0.3)
Less: Net income (loss) attributed to non-controlling interest	0.1	0.1	0.2	(0.1)

Net income (loss) attributed to Louisiana-Pacific Corporation	$(35.5)	$22.3	$(58.5)	$(0.2)

Net income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$(0.25)	$0.18	$(0.43)	$0.01
Loss from discontinued operations	(0.02)	(0.01)	(0.02)	(0.01)

Net income (loss) per share	$(0.27)	$0.17	$(0.45)	$—

Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$(0.25)	$0.17	$(0.43)	$0.01
Loss from discontinued operations	(0.02)	(0.01)	(0.02)	(0.01)

Net income (loss) per share	$(0.27)	$0.16	$(0.45)	$—

Average shares of stock outstanding - basic	131.4	128.5	131.3	127.2
Average shares of stock outstanding - diluted	131.4	139.8	131.3	138.2

Amounts attributed to LP Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(33.0)	$23.5	$(56.0)	$1.2
Loss from discontinued operations, net of tax	(2.5)	(1.2)	(2.5)	(1.4)

	$(35.5)	$22.3	$(58.5)	$(0.2)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in millions) (Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$334.0	$389.3
Receivables	93.0	66.8
Income tax receivable	14.0	18.7
Inventories	173.9	151.9
Prepaid expenses and other current assets	8.6	5.6
Deferred income taxes	16.4	23.4
Assets held for sale	51.5	57.9

Total current assets	691.4	713.6

Timber and timberlands	44.9	46.8
Property, plant and equipment, at cost	2,124.9	2,112.5
Accumulated depreciation	(1,237.9)	(1,195.4)

Net property, plant and equipment	887.0	917.1

Notes receivable from asset sales	533.5	533.5
Long-term investments	19.6	15.4
Restricted cash	14.7	31.1
Investments in and advances to affiliates	103.4	110.0
Intangible assets, net of amortization	1.8	2.2
Deferred debt costs	9.6	10.1
Other assets	25.9	24.9
Long-term deferred tax asset	4.6	5.9

Total assets	$2,336.4	$2,410.6

LIABILITIES AND EQUITY
Current portion of long-term debt	$2.9	$0.2
Short term notes payable	4.5	—
Accounts payable and accrued liabilities	127.3	127.8
Current portion of contingency reserves	7.0	7.0

Total current liabilities	141.7	135.0

Long-term debt, excluding current portion	716.8	714.5
Contingency reserves, excluding current portion	25.1	25.9
Other long-term liabilities	130.6	129.8
Deferred income taxes	151.1	164.8
Redeemable non-controlling interest	—	22.8

Stockholders’ equity:
Common stock	145.0	144.8
Additional paid-in capital	557.8	559.4
Retained earnings	804.6	863.1
Treasury stock	(279.8)	(279.9)
Accumulated comprehensive loss	(56.5)	(69.6)

Total stockholders’ equity	1,171.1	1,217.8

Total liabilities and stockholders’ equity	$2,336.4	$2,410.6

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(35.4)	$22.4	$(58.3)	$(0.3)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20.2	22.4	41.6	42.8
(Gain) loss from unconsolidated affiliates	7.4	(0.9)	10.7	(0.2)
(Gain) loss on sale or impairment of long-lived assets	2.5	(0.1)	8.0	1.2
Other operating credits and charges, net	(1.5)	2.8	(1.5)	2.7
Exchange loss on remeasurement	0.2	(0.3)	2.7	0.2
Cash settlement of contingencies	(0.4)	(1.0)	(0.9)	(3.4)
Pension (payments) expense, net	0.4	1.4	0.4	3.4
Stock-based compensation expense	1.3	2.2	4.8	5.4
Other adjustments, net	7.2	1.6	7.6	3.5
Decrease (increase) in receivables	5.8	(14.3)	(24.7)	(50.7)
Decrease (increase) in income tax receivable	13.4	(9.7)	4.7	37.4
Decrease (increase) in inventories	29.2	19.4	(20.6)	(24.2)
Decrease (increase) in prepaid expenses	(5.3)	(5.8)	(2.9)	(1.6)
Increase (decrease) in accounts payable and accrued liabilities	(4.0)	7.6	(2.3)	8.6
Increase (decrease) in deferred income taxes	(11.6)	20.0	(8.3)	10.8

Net cash provided by (used in) operating activities	29.4	67.7	(39.0)	35.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(5.6)	(3.5)	(8.0)	(5.4)
Investments and advances to joint ventures	(1.1)	8.2	(3.1)	6.1
Proceeds from sales of assets	0.3	1.2	0.3	1.2
Receipt of proceeds from notes receivable	—	115.1	—	115.1
Decrease in restricted cash under letters of credit/credit facility requirements	8.1	5.3	16.4	5.2
Other investing activities, net	—	(0.4)	—	—

Net cash provided by investing activities	1.7	125.9	5.6	122.2

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long term debt	(0.1)	(113.8)	(0.1)	(113.8)
Short term borrowings, net of repayments	4.5	—	4.5	—
Redemption of non-controlling interest	(24.0)	—	(24.0)	—
Payment of debt issuance fees	(1.0)	—	(1.0)	—

Net cash used in financing activities	(20.6)	(113.8)	(20.6)	(113.8)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	2.3	(0.1)	(1.3)	(1.0)

Net increase (decrease) in cash and cash equivalents	12.8	79.7	(55.3)	43.0
Cash and cash equivalents at beginning of period	321.2	357.4	389.3	394.1

Cash and cash equivalents at end of period	$334.0	$437.1	$334.0	$437.1

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Dollar amounts in millions	2011	2010	2011	2010
Net sales:
OSB	$140.6	$217.8	$272.6	$335.4
Siding	118.6	130.6	224.7	220.4
Engineered Wood Products	53.6	55.9	101.9	104.7
Other	49.9	47.6	95.8	88.9
Intersegment Sales	(0.3)	(4.4)	(0.9)	(4.9)

	$362.4	$447.5	$694.1	$744.5

Operating profit (loss):
OSB	$(22.9)	$47.9	$(32.0)	$43.4
Siding	11.3	21.8	24.0	30.3
Engineered Wood Products	(3.2)	(4.4)	(8.7)	(10.9)
Other	2.2	3.7	5.3	3.7
Less intersegment profits	—	(0.5)	—	(0.5)
Other operating credits and charges, net	0.6	(0.6)	1.4	(0.5)
Gain (loss) on sale or impairment of long-lived assets	(2.5)	0.1	(8.0)	(1.2)
General corporate and other expenses, net	(16.5)	(18.2)	(34.5)	(37.9)
Foreign currency gains (losses)	0.6	(0.1)	2.4	1.4
Investment income	3.5	4.3	7.5	10.2
Interest expense, net of capitalized interest	(14.4)	(17.7)	(28.4)	(34.5)

Loss from continuing operations before taxes	(41.3)	36.3	(71.0)	3.5
Provision (benefit) for income taxes	(8.4)	12.7	(15.2)	2.4

Income (loss) from continuing operations	$(32.9)	$23.6	$(55.8)	$1.1

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES (1)

The following table sets forth production volumes for the quarter and six months ended June 30, 2011 and 2010.

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Oriented strand board, million square feet 3/8” basis(1)	811	849	1,571	1,510
Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	41	54	87	102
Wood-based siding, million square feet 3/8” basis	201	226	422	429
Engineered I-Joist, million lineal feet(1)	16	21	29	43
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	1,727	1,885	3,356	3,389

(1)	Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.